UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
NORDSTROM, INC.
(Exact name of registrant as specified in its charter)

Washington	91-0515058
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1617 Sixth Avenue, Seattle, Washington	98101
(Address of Principal Executive Offices)	(Zip Code)

Nordstrom, Inc. 2010 Equity Incentive Plan
(Full title of the plan)

Robert B. Sari 1700 Seventh Avenue, 7th Floor Seattle, Washington 98101
(Name and address of agent for service)

206-628-2111
(Telephone number, including area code, of agent for service)

Copy to: Brian B. DeFoe Lane Powell PC 1420 Fifth Avenue, Suite 4200 Seattle, Washington 98101-2338
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered[1]	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
In respect of assumed stock options: common stock, no par value per share	1,956,446	$37.73[2]	$73,816,708[2]	$7,433.34
Total	1,956,446	N/A	$73,816,708	$7,433.34
1 This Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s common stock.
2 Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 on the basis of the average of the high and low prices of the registrant’s common stock on the New York Stock Exchange on May 26, 2016.

EXPLANATORY NOTE
By this Registration Statement, Nordstrom, Inc. (the “Registrant”) is registering an additional 1,956,446 shares of its common stock reserved for issuance under the Nordstrom, Inc. 2010 Equity Incentive Plan (the “Plan”). The contents of the Registrant’s prior registration statement on Form S-8, Registration No. 333-189301, filed June 14, 2013, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. Documents Incorporated by Reference
The following documents, which have been filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference and shall be deemed to be a part of this Registration Statement:

(a)	The Registrant’s latest Annual Report on Form 10‑K for the year ended January 30, 2016, filed with the Commission on March 14, 2016;

(b)	The Registrant’s Proxy Statement on Schedule 14A related to the Registrant’s Annual Meeting of Shareholders held on May 19, 2016, filed on April 8, 2016;

(c)
All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above, including the Registrant’s current reports on Form 8-K provided, however, that the foregoing shall not include the incorporation by reference of any information furnished pursuant to Items 2.02, 7.01 or 9.01 of Form 8-K; and

(d)
The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed on June 2, 1999, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents, except as to any portion of any future annual or quarterly report to shareholders or document or current report furnished under Items 2.02, 7.01 and 9.01 of Form 8-K that is not deemed filed under such provisions.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

ITEM 8. Exhibits

4.1	Nordstrom, Inc. 2010 Equity Incentive Plan (Incorporated by reference from the Registrant’s Registration Statement on Form S-8, filed May 19, 2010, Exhibit 10.1)
5.1	Opinion of Lane Powell PC
23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm
23.2	Consent of Lane Powell PC (included in Exhibit 5.1)
24.1	Power of Attorney

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Seattle, State of Washington, on June 3, 2016.

NORDSTROM, INC.

/s/ Robert B. Sari
Robert B. Sari
Executive Vice President,
General Counsel and Corporate Secretary
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons on June 3, 2016.

/s/	Blake W. Nordstrom	/s/	Michael G. Koppel
Blake W. Nordstrom			Michael G. Koppel
Co-President and Director (Principal Executive Officer)		Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/	James A. Howell	/s/ *
	James A. Howell		Shellye L Archambeau
Executive Vice President, Finance and Treasurer (Principal Accounting Officer)			Director

/s/ *		/s/ *
	Tonya L. Domier		Enrique Hernandez, Jr.
	Director		Director

/s/	Erik B. Nordstrom	/s/	Peter E. Nordstrom
	Erik B. Nordstrom		Peter E. Nordstrom
	Co-President and Director		Co-President and Director

/s/ *		/s/ *
	Philip G. Satre		Brad D. Smith
	Chairman and Director		Director

/s/ *		/s/ *
	Gordon A. Smith		Bradley D. Tilden
	Director		Director

/s/ *		/s/ *
	B. Kevin Turner		Robert D. Walter
	Director		Director
*The undersigned, by signing his name hereto, signs and executes this registration statement pursuant to the Powers of Attorney executed by the above-named officers and directors and filed with the Securities and Exchange Commission.

/s/ Robert B. Sari
Robert B. Sari
Attorney-in-Fact

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

4.1	Nordstrom, Inc. 2010 Equity Incentive Plan (Incorporated by reference from the Registrant’s Registration Statement on Form S-8, filed May 19, 2010, Exhibit 10.1)
5.1	Opinion of Lane Powell PC
23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm
23.2	Consent of Lane Powell PC (included in Exhibit 5.1)
24.1	Power of Attorney